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                                                                  Exhibit 3.1


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
Microfilm Number                                       Filed with the Department of State on April 23, 1992
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Entity Number     1528382                              ----------------------------------------------------
                -----------------------------                      Secretary of the Commonwealth

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                           ARTICLES OF DOMESTICATION
                              FOREIGN CORPORATION

                           DSCB:15-4161/6161 (Rev 90)

Indicate type of corporation (check one):

 X  Foreign business Corporation (15 Pa.C.S. Section 4161)
___

    Foreign Nonprofit Corporation (15 Pa.C.S. Section 6161)
___

        In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned qualified foreign corporation, desiring to become a domestic business or domestic nonprofit corporation, hereby states that:

1.  The name of the corporation is:     SEEC, Inc.
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2.  The (a) address of this corporation's current registered office in this
    Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a)    5001 Baum Boulevard,      Pittsburgh     PA   15213    Allegheny
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            Number and Street            City     State   Zip       County

    (b) c/o
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            Name of Commercial Registered Office Provider           County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. Upon the domestication the corporation will be subject to the domestic corporation provisions of the Business Corporation Law of 1988 or the Nonprofit Corporation Law of 1988.

4. (Strike out if inapplicable; otherwise check and, if applicable, complete, one or more of the following):


    X   The purposes for which the corporation is to be domesticated in the
   --- Commonwealth of Pennsylvania include unlimited power to engage in and to do any lawful act concerning any and all lawful business for which business corporations may be incorporated under the Business Corporation Law of 1988.

    X   The purposes for which the corporation is to be domesticated in the
   --- Commonwealth of Pennsylvania consists of unlimited power to engage in and to do any lawful act concerning any and all lawful business for which business corporations may be incorporated under the Business Corporation Law of 1988.

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DSCB: 15-4161/6161 (Rev 90)-2

5.  (Strike out inapplicable paragraph):

    The filing of these Articles of Domestication and, if desired, the renunciation of the original charter or articles of the corporation has been authorized by a majority vote of the votes cost by all shareholders (or members) entitled to vote thereon and, if any class of shares (or members) is entitled to vote thereon as a class, a majority of the votes cast in each class vote, or by any greater vote required by its charter.

    The filing of these Articles of Domestication and, if desired, the renunciation of the original charter or articles has been authorized by a majority vote of the votes cast by all members, if any, entitled to vote thereon and, if any class of members is entitled to vote thereon as a class, the majority of the votes cast in each class vote, or by any greater vote required by its charter.

5.  (Strike out if inapplicable):

        IN TESTIMONY WHEREOF, the undersigned corporation has caused these
Articles of Domestication to be executed this            day of           ,
19    .


                                                    SEEC, Inc.
                                             --------------------------------
                                                   (Name of Corporation)

                                             BY: /s/ RAVINDRA KOKA
                                                -----------------------------
                                                         (Signature)

                                             TITLE: President
                                                   -------------------------